Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Amendment No. 1 to the registration statement of Procept, Inc. (the "Company") on Form S-4 (File No. 333-69821) of our report, which includes an explanatory paragraph related to the restatement of the financial statements for the year ended December 31, 1997, dated June 15, 1998, on our audits of the financial statements of the Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".



                                                  /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
February 8, 1999